UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2021

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On February 11, 2021, a podcast interview with Carissa L. Rodeheaver, Chairman, President & CEO of First United Corporation (“First United”), was published on the American Bankers Association Banking Journal’s website in which Mrs. Rodeheaver discussed, among other things, gender diversity at First United. Set forth below is the portion of the transcript of the interview that could be deemed soliciting material.

Q/ How have you worked to cultivate gender balance in the leadership ranks at First United?

A/ I’ll start at the board level, because I think that’s key. I think tone at the top is very important for an organization. We’ve repeatedly been recognized for the number of women that we have on our board. As long as I’ve been associated with the board here at First United, there's been at least three women out of around 12 on the board. That number was enhanced in 2014 and we added another woman, and just this year, we announced two new directors, both of whom were women—so our board currently has 50 percent women. And we also have directors that bring ethnic diversity to the board; we believe that that having a diverse board really elevates the level of discussion. It brings fresh and different perspectives and really creates that tone at the top that I mentioned.

That then can permeate throughout the organization and start to create the right environment. It’s important for us to create an environment within the bank where diversity is valued and encouraged, creating that environment where everyone, both male and female, feel comfortable that they can participate and that they can share results among each other—and also have trust. Trust is huge within an organization—trusting those who are leading the efforts to continue to encourage the right environment. And within that environment, we have to provide the opportunity and we have to encourage women to respond and answer the call. We can provide the opportunity, but we also have to encourage them to step up and take advantage of the opportunities. Creating that open and welcoming environment is really important in that particular situation, and I think all of those things have to happen throughout our industry—but it starts at our individual banks and then it rises up to our state and national associations. I’ve seen through my involvement with those associations that they continue to encourage that diversity. I’ve always felt welcome as a woman within those ranks, and I've always felt like the opportunities were there for me. So we try to do that same thing at First United—we tried to make sure that we’re providing the opportunity for people to participate and to advantage of leadership roles. And we’ve been fortunate at all levels of the bank, where we have women in management roles, in executive roles and at the board level.

Important Additional Information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with First United’s 2021 annual meeting of shareholders. First United intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 to First United’s Current Report on Form 8-K, filed with the SEC on January 12, 2021 (“Exhibit 99.2”) contains information regarding the direct and indirect interests, by securities holdings or otherwise, of First United’s directors and executive officers in First United’s securities. If the holdings of First United’s securities change from the amounts provided in Exhibit 99.2, then such changes will be set forth in SEC filings on Form 3, 4, and 5, which can be found through First United’s website at http://investors.mybank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in First United’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2021 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at First United’s website at http://investors.mybank.com/.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: February 11, 2021	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO